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                                                                   EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated August 6, (except for Note J, as to which the date is September 30, 1996) accompanying the financial statements of Inland Casino Corporation appearing in the fiscal 1996 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended June 30, 1996, which are incorporated by reference in this Registration Statement on Form S-8 (1996 Nonemployee Directors Stock Option Plan). We consent to the incorporated by reference in the Registration Statement on Form S-8 of the aforementioned report.


/s/ Grant Thornton LLP

Los Angeles, California
January 13, 1997